UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934
Date of Report (date of earliest event reported)
February 15, 2011
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-16411 (Commission File Number)	No. 95-4840775 (I.R.S. Employer Identification Number)
1840 Century Park East, Los Angeles, California 90067
www.northropgrumman.com
(Address of principal executive offices and internet
site)
(310) 553-6262
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 8.01 Other Events	4
Item 9.01 Financial Statements and Exhibits	6
SIGNATURE	7
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EX-10.1
EX-10.2
EX-10.3
EX-10.4

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Compensatory Arrangements of Certain Officers
On February 15, 2011, the Compensation Committee of the Board of Directors of Northrop Grumman Corporation (the “Company”) took the actions described below with regard to the compensation of the Company’s Named Executive Officers, with the exception of the Chief Executive Officer and President; and on February 16, 2011 the Independent Members of the Board of Directors took the actions described below with regard to the Chief Executive Officer and President:
     (a) The Compensation Committee approved base salaries for 2011 and cash bonus compensation for performance in 2010 as follows:

			2010
		2011	Cash Bonus
		Salary	Compensation
Name	Position	($)	($)
WESLEY G. BUSH	Chief Executive Officer and President	1,500,000	3,037,500
JAMES F. PALMER	Corporate Vice President and Chief Financial Officer	850,000	1,000,000
GARY W. ERVIN	Corporate Vice President and President, Aerospace Systems	850,000	1,000,000
JAMES F. PITTS	Corporate Vice President and President, Electronic Systems	850,000	1,000,000
LINDA A. MILLS	Corporate Vice President and President, Information Systems	775,000	900,000
SHEILA C. CHESTON	Corporate Vice President and General Counsel	720,000	820,000
James L. Cameron, who is a Named Executive Officer, retired from the position of Corporate Vice President and President, Technical Services April 30, 2010. He received cash bonus compensation of $189,410 for performance in 2010.
Ms. Cheston joined the Company in August 2010. Her 2010 cash bonus compensation was paid based upon the terms of her employment letter dated June 7, 2010, a copy of which was filed on February 9, 2011 as Exhibit 10(qq) to Form 10-K for the year-ended December 31, 2010.
     (b) The Compensation Committee approved the 2011 goals under the 2002 Incentive Compensation Plan (the “ICP”). Under the ICP, participants will earn cash bonus compensation based upon the Company Performance Factor and an Individual Performance Factor. Each participant’s target award is based on a percentage of base salary, and awards are paid in the year following the performance period. The 2011 financial measures for the ICP are based on awards, operating margin rate before FAS/CAS net pension expense, and free cash flow conversion before discretionary pension pre-funding. The 2011 ICP also includes consideration of non-financial metrics deemed to be critical to the operating performance of the Company. Target percentages for 2011 are unchanged and are as follows: Mr. Bush — 150%, Mr. Palmer — 75%, Mr. Ervin — 75%, Mr. Pitts — 75%, Ms. Mills — 75%, and Ms. Cheston — 75%.
The metrics for the Restricted Performance Stock Rights for members of the Corporate Policy Council for the performance period 2011-2013 are relative total shareholder return for the Company compared to its peer companies.
     (c) The Compensation Committee approved grants of Stock Options, Restricted Performance Stock Rights and Restricted Stock Rights in the amounts set forth under the 2001 Long Term Incentive Stock Plan to the officers named below.

Name	2011 Stock Options	2011 Restricted Performance Stock Rights	2011 Restricted Stock Rights
WESLEY G. BUSH	262,271	61,636	61,636
JAMES F. PALMER	65,568	15,409	15,409
GARY W. ERVIN	65,568	15,409	15,409
JAMES F. PITTS	65,568	15,409	15,409
LINDA A. MILLS	59,011	13,868	13,868
SHEILA C. CHESTON	52,454	12,327	12,327
The Stock Options are exercisable in one-third increments on the first, second and third anniversary of the Grant Date and subject to the terms and conditions of the grant certificate filed as Exhibit 10.1 and incorporated herein by reference. The performance period for the Restricted Performance Stock Rights is January 1, 2011 to December 31, 2013. At the conclusion of the performance period, the Compensation Committee shall determine whether and the extent to which the applicable performance criteria have been achieved for purposes of determining the Restricted Performance Stock Rights payments. These awards are subject to the terms and conditions of the grant certificate filed as Exhibit 10.2 and incorporated herein by reference. The Restricted Stock Rights shall vest in their entirety on the fourth anniversary of the Grant Date. These awards are subject to the terms and conditions of the grant certificate filed as Exhibit 10.3 and incorporated herein by reference. In addition to the 2011 annual grant, a special retention grant of 18,491 Restricted Stock Rights was awarded to Mr. Ervin. This grant also vests in its entirety on the fourth anniversary of the Grant Date. This award is subject to the terms and conditions of the grant certificate filed as Exhibit 10.4 and incorporated herein by reference.
Long Term Incentive Stock Plan Vesting
In February 2008, the Compensation Committee awarded Restricted Performance Stock Rights with a three-year performance period from January 1, 2008 to December 31, 2010. The Committee approved a 100% payout to the individuals named below based on the final evaluation of the performance factors of 3-Year Cumulative Pension Adjusted Operating Margin and Return on Net Assets for the 2008 to 2010 performance period.

Name	Number of Shares Pursuant to Payout
WESLEY G. BUSH	36,600
JAMES F. PALMER	17,900
GARY W. ERVIN	11,400
JAMES F. PITTS	14,650
LINDA A. MILLS	9,750
JAMES L. CAMERON	8,866
Item 8.01 Other Events.
The Company is providing the following update to its disclosure in the Annual Report on Form 10-K filed on February 9, 2011 consistent with the updated disclosure in Amendment Number 6 to Form 10 being filed by Huntington Ingalls Industries, Inc. today:
Subsequent Event — On January 31, 2011, the U.S. Department of Justice first informed the company and Northrop Grumman Shipbuilding, Inc. of a False Claims Act complaint that the company believes was filed under seal by a relator in mid-2010 in the United States District Court for the District of Columbia. The redacted copy of the complaint that the company received (the “Complaint”) alleges that through largely unspecified fraudulent means the company obtained federal funds that were restricted by law for the consequences of Hurricane Katrina (“Katrina”), and used those funds to cover costs under certain shipbuilding contracts that were unrelated to Katrina and for which the company was not entitled to recovery under the contracts. The Complaint seeks monetary damages of at least $835 million, plus penalties, attorney’s fees and other costs of suit. Damages under the False Claims Act may be trebled upon a finding of liability.
For several years, the company has pursued recovery under its insurance policies for Katrina related property damage and business interruption losses. One of the insurers involved in those actions has made allegations that overlap significantly with certain of the issues raised in the Complaint, including allegations that the company used certain Katrina related funds for losses under the contracts unrelated to the hurricane. The company believes that the insurer’s defenses, including those related to the use of Katrina funding, are without merit.
The company has agreed to cooperate with the government investigation relating to the False Claims Act Complaint. The company has been advised that the Department of Justice has not made a decision whether to intervene. Based upon our review to date of the information available to the company, the company believes that it has substantive defenses to the allegations in the Complaint. The company believes that the claims as set forth in the Complaint evidence a fundamental lack of understanding of the terms and conditions in the company’s shipbuilding contracts, including the post-Katrina modifications to those contracts, and the manner in which the parties performed in connection with the contracts. Based upon our review to date of the information available to the company, the company believes that the claims as set forth in the Complaint lack merit and are not likely to result in a material adverse effect on the company’s consolidated financial position. The company intends vigorously to defend the matter, but the company cannot predict what new or revised claims might be asserted or what information might come to light so can give no assurances regarding the ultimate outcome.

Caution Concerning Forward-Looking Statements
Statements in this report, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “assume,” “expect,” “intend,” “plan,” “potential,” “believe,” “estimate,” “guidance,” and similar expressions generally identify these forward-looking statements. Forward-looking statements in this report include, among other things, financial guidance regarding future sales, segment operating income, pension expense, employer contributions under pension plans and medical and life benefits plans, cash flow and earnings. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions. Actual results could differ materially due to factors such as: the effect of the government’s newly announced plans to change its current procurement practices; changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, changes in import and export policies, changes in customer short-range and long-range plans); timing and execution of consolidation of Shipbuilding’s Gulf Coast facilities; execution of any strategic alternative for the Shipbuilding business, including an anticipated spin-off; the effects of changes to capital structure; the effect of economic conditions in the United States and globally; access to capital; future sales and cash flows; timing of cash receipts; effective tax rates and timing and amounts of tax payments; returns on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; retiree medical expense; the outcome of litigation, claims, audits, appeals, bid protests and investigations; hurricane and earthquake-related insurance coverage and recoveries; costs of environmental remediation; our relationships with labor unions; availability and retention of qualified personnel; costs of capital investments; changes in organizational structure and reporting segments; risks associated with acquisitions, dispositions, joint ventures, strategic alliances and other business arrangements; possible impairments of goodwill or other intangible assets; effects of legislation, rulemaking, and changes in accounting, tax or defense procurement; acquisition or termination of contracts; technical, operation or quality setbacks in contract performance; protection of intellectual property rights; risks associated with our nuclear operations; issues with, and financial viability of, key suppliers and subcontractors; availability of materials and supplies; controlling costs of fixed-price development programs; contractual performance relief and the application of cost sharing terms; allowability and allocability of costs under U.S. Government contracts; progress and acceptance of new products and technology; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, natural disasters and other disruptions not under our control; and other risk factors disclosed in our filings with the Securities and Exchange Commission.
These forward-looking statements speak only as of the date of this report and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Grant Certificate Specifying the Terms and Conditions Applicable to 2011 Stock Options Granted Under the 2001 Long-Term Incentive Stock Plan

Exhibit 10.2	Grant Certificate Specifying the Terms and Conditions Applicable to 2011 Restricted Performance Stock Rights Granted Under the 2001 Long-Term Stock Plan

Exhibit 10.3	Grant Certificate Specifying the Terms and Conditions Applicable to 2011 Restricted Stock Rights Granted Under the 2001 Long-Term Incentive Stock Plan

Exhibit 10.4	Grant Certificate Specifying the Terms and Conditions Applicable to Special 2011 Restricted Stock Rights Granted to Gary W. Ervin Under the 2001 Long-Term Incentive Stock Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)
By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey
Corporate Vice President and Secretary

Date: February 22, 2011